October 17, 2000
Board of Directors
Bach-Hauser, Inc.
2080 E. Flamingo Rd., Suite 112
Las Vegas, NV 89119

Gentlemen;

We have acted as securities counsel for Bach-Hauser, Inc. (the "Company"). You have asked us to render this opinion to the Company.

You have advised that:

  1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended
  2. The following individuals have acted and will continue to act as legal counsel on behalf of the Company:

          Daniel G. Chapman;
          Sean P. Flanagan;
          Herbert M. Jacobi;
          Deanne G. Ofsink;
          Louis Sopov; and
          Richard Borrow

  3. In their capacities as legal counsel, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.
  4. The following individuals have acted and will continue to act as consultants on behalf of the Company:

          Loree Richards;
          Sandy Maini;
          Deborah K. Talbert;
          Pat Manno;
          Terry Cox;
          Peter Tassiopoulos;
          Marco Durante;
          Jeff Wolburgh;
          Tom Breckles;
          Trevor Clarke;
          John Robinson;
          Tony Vespa;
          Jack A. Price;
          Carl Battie;
          Clayton Kass;
          Joanne Lavigne;
          Dario Zanetti; and
          Cheryl Cheslea

  5. In their capacity as consultants, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.
  6. The Company has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of the Company.
  7. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of the Company. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We consent to the use of this letter in the Registration Statement filed on Form S-8.

Sincerely,


/s/ Chapman & Flanagan, Ltd.
Chapman & Flanagan, Ltd.